UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 7, 2009

TAMPA ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Florida	1-5007	59-0475140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa, Florida 33602

(Address of principal executive offices and zip code)

(813) 228-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 7, 2009, Tampa Electric Company (the “Company”) completed its previously reported offering of $100 million aggregate principal amount of 6.10% Notes due 2018 (the “New Notes”). The New Notes form a single series and are fungible with the Company’s 6.10% notes due 2018 issued on May 16, 2008 in the aggregate principal amount of $150 million (the “Old Notes”). The New Notes were sold at 102.988% of par. The offering resulted in net proceeds to the Company (after deducting underwriting discounts and commissions and estimated offering expenses) of approximately $102.1 million. The New Notes were issued under a seventh supplemental indenture dated May 1, 2008 (the “Indenture”) with The Bank of New York Mellon, as trustee. A description of the terms of the Indenture and the New Notes, which are the same as the Old Notes, is included in the Company’s Current Report on Form 8-K dated May 16, 2008 and incorporated herein by reference.

Item 8.01.	Other Events.

In order to furnish the New Notes for incorporation by reference as an exhibit into the Registration Statement on Form S-3 of TECO Energy, Inc., TECO Finance, Inc. and the Company, previously filed with the Securities and Exchange Commission (File No. 333-157759-02), the Company is filing the New Notes as Exhibit 4.25 to such Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.25	6.10% Notes due 2018. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2009	TAMPA ELECTRIC COMPANY

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Vice President-Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.25	6.10% Notes due 2018. Filed herewith.